Exhibit 99.1

LUMENIS ANNOUNCES PRELIMINARY SECOND QUARTER 2005 RESULTS

Yokneam, Israel, August 10, 2005 – Lumenis Ltd. (LUME.PK), a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications, today announced preliminary and unaudited financial results for the second quarter and six months ended June 30, 2005.

The results reported herein and in the attached financial statements do not reflect any adjustments relating to the results of the Audit Committee investigation which were previously reported, as well as certain additional items that are currently under review by the Company or which may come under review prior to completion of the audit. In addition, the financial statements for the years ended December 31, 2003 and December 31, 2004, the quarterly periods ending in 2004, the quarter ended September 30, 2003 and the quarters ended March 31, 2005 and June 30, 2005 have not been reviewed or audited by independent external auditors and, as such, these results, as well as Lumenis’ historical statements, are subject to change to reflect the results of any such review or audit. There can be no assurance that any such changes and adjustments will not be material.

Second Quarter Results

Revenues in the second quarter were $71.6 million compared with $64.7 million in the prior quarter and $71.0 million in the same quarter last year.

Gross profit in the second quarter was $32.0 million, or 45% of revenues, compared with $26.8 million, or 41% of revenues, in the first quarter of 2005 and $36.5 million, or 51% of revenues, in the second quarter of 2004.

Operating expenses in the second quarter were $29.4 million, or 41% of revenues, compared with $28.6 million, or 44% of revenues, in the first quarter of 2005 and $29.6 million, net of a $1.8 million gain on the termination of a distribution agreement, or 42% of revenues, in the second quarter of 2004.

Operating income in the second quarter was $2.6 million compared with an operating loss of $1.8 million in the first quarter of 2005 and an operating profit of $6.9 million in the same quarter of 2004. Net loss in the second quarter was $3.1 million, or $0.08 per share, compared with a net loss of $5.8 million, or $0.15 per share, in the first quarter of 2005 and a net profit of $1.4 million, or $0.04 per fully diluted share, in the second quarter of 2004.

Commenting on the results, Avner Raz, Lumenis’ President and Chief Executive Officer said, “I am encouraged by the progress that our Q2 results show. Our revenues were up on a year-over-year basis and 11% sequentially. This growth reflects continued strong momentum in the Americas and marked improvement in our business in Asia from the previous quarter. Our aesthetic and surgical sales are ahead of last year’s performance and we are making initial gains with our revised sales strategy in the dental market. The new products that we expect to launch in the second half of the year should enable us to continue to drive revenue growth and market share gains.

“Operationally, we have started to see the benefit of our efforts to bring our inventory and materials planning under better control and to increase the profitability of our service business. We still have opportunity for significant improvement in these areas and realizing these improvements is a key element of our plan to achieve sustainable and profitable growth.”

Revenue Breakdown

Second quarter sales by geographic region were as follows ($ in millions):

	Q2/05	Q2/04

Americas	$36.9	$34.1
Europe	$14.2	$14.4	*
Asia and Japan	$20.5	$21.2

Second quarter sales by product line were as follows ($ in millions):

	Q2/05	Q2/04

Aesthetic	$25.4	$24.9
Surgical	$14.3	$11.3
Ophthalmic	$14.0	$15.0	*
Dental	$1.7	$2.4
Service/Other	$16.2	$16.1

*for comparison purposes, excludes $1.3 million of sales of Wavelight products sold in Europe as the distribution agreement was terminated in Q2/04.

Net cash flow from operating activities was a negative $208 thousand in the second quarter of 2005 compared with a negative $5.3 million in the first quarter of 2005 and a net positive cash flow from operating activities of $6.6 million in the second quarter of 2004. At June 30, 2005, the Company had $12.7 million of cash and cash equivalents and unused borrowing capacity under its committed lines of credit of an additional $19.5 million. Total bank debt at quarter-end was $190 million compared with $191 million at March 31, 2005. Based on the preliminary and unaudited results for the period, the Company is in compliance with its covenants under its bank agreements.

Six Months Results

Revenues for the first six months of 2005 were $136.3 million compared with $136.6 million in the same period last year.

Gross profit for the first six months of 2005 was $58.8 million compared with $67.7 million for the first six months of 2004.

Operating income for the first six months of 2005 was $0.8 million compared with $6.0 million for the same period last year.

Net loss for the first six months of 2005 was $8.9 million, or $0.24 per share, compared with a net loss of $3.7 million, or $0.10 per share, for the same period in 2004.

Net cash flow from operating activities for the first six months of 2005 was negative $5.5 million compared with a positive net cash flow from operating activities of $9.4 million for the same period last year.

As reported in the first quarter earnings release, upon review of the Company’s prior practices concerning the recognition of royalty income, it was determined that the income statement classification of royalty and certain other income should more appropriately be as components of operating income or loss, rather than other income. The financial statements for the quarterly and six month periods ended June 30, 2005 and June 30, 2004 contained in this release reflect this classification. Additionally, as previously reported, with respect to royalty income, the review indicated that certain royalty income previously reflected in the results for the quarter ended March 31, 2004 which was paid at the time of the settlement of certain claims should, more appropriately, be recognized over a longer period of time. The financial statements for the quarter and six month period ended June 30, 2004 contained herein have been appropriately adjusted.

As previously reported, a report prepared for the Audit Committee with respect to the Company’s internal investigation had concluded, with respect to certain identified transactions in 2001, 2002 and 2003, that the Company’s revenue recognition actions were inappropriate. The aggregate effect of the Company’s accounting for the transactions identified in the report, as set forth in the Company’s press release of May 3, 2004, was to cause revenues in 2001 and 2002 to be overstated, and revenues in 2003 to be understated. As indicated earlier, the financial statements contained in this release do not reflect any adjustments relating to the results of the Audit Committee investigation which were previously reported.

In addition, as previously reported, the Audit Committee anticipates that a restatement of previously reported financial results may be appropriate, but intends to defer making a final decision pending completion of the audit by the Company’s independent accountants, BDO Ziv Haft. A restatement, which reflects the results of the investigation as well as any other adjustments identified during the restatement, audit or review processes, may affect the information reported in this release.

Conference Call

Please note that Lumenis management will host a teleconference today at 9:30 (ET) 16:30 Israel time to discuss second quarter results and outlook.

Please call the following dial-in numbers to participate: US toll-free 1-866-500-4964;

International	++972-3-925-5910;	Israel	03-925-5910.

The call will be broadcasted live on http://www.lumenis.com. An online replay will also be available approximately one hour after the call. A telephone replay will be available for up to 72 hours after the call. The replay information: US toll-free: 1-866-500-4964; International: ++ 972-3-925-5936; Israel: 03-925-5936.

Investors:

Lauri Hanover	1-866-232-6803
972-4-959-9122

About Lumenis

Lumenis is a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications. The Company offers a wide range of products along with extensive product support systems including training, education and service. Lumenis invests heavily in research and development to maintain and enhance its leading industry position. The Company holds numerous patents worldwide on its technologies. For more information about Lumenis and its products, log onto http://www.lumenis.com

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company’s products, the implementation and outcome of our Turnaround Plan, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company’s international operations and the Company’s ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation (including the Wells Notice recently received in which the staff indicated its intention to recommend that a civil proceeding be brought seeking, among other things, injunctive relief and civil monetary penalties) and several securities class action lawsuits to which the Company is subject and the outcome of the investigation conducted by the Audit Committee; uncertainties relating to the Company’s continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

LUMENIS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2005	December 31, 2004
	Unaudited	Unaudited

CURRENT ASSETS

Cash and cash equivalents	$12,724	$18,064
Marketable securities	131	-
Trade receivables, net	54,661	59,030
Prepaid expenses and other receivables	12,294	13,620
Inventories	52,362	49,034

	132,172	139,748

FINISHED GOODS USED IN OPERATIONS	5,673	5,755

LONG-TERM INVESTMENTS

Investments in equity securities	-	285
Long term trade receivables	178	278

FIXED ASSETS, NET	12,170	12,541

GOODWILL, NET	88,039	88,039

OTHER PURCHASED INTANGIBLE ASSETS, NET	7,763	9,618

OTHER ASSETS, NET	16,207	17,850

Total assets	$262,202	$274,114

CURRENT LIABILITIES

Short term debt	$30,501	$29,092
Trade payables	35,735	33,166
Other accounts payables and accrued expenses	67,886	76,680

	134,122	138,938

LONG-TERM LIABILITIES

Long term debt	159,542	159,043
Accrued severance pay, net	1,720	1,934
Other long-term liabilities	2,064	1,306

	163,326	162,283

Total liabilities	297,448	301,221

SHAREHOLDERS' EQUITY

Ordinary shares	806	806
Additional paid-in capital	355,244	354,495
Accumulated deficit	(391,193)	(382,305)
Treasury stock	(103)	(103)

Total shareholders' equity	(35,246)	(27,107)

Total liabilities and shareholders' equity	$262,202	$274,114

LUMENIS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the three months ended		For the six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
	Unaudited		Unaudited

NET REVENUES	$71,617	$70,953	$136,322	$136,640

COST OF REVENUES	39,591	34,472	77,482	68,984

Gross profit	32,026	36,481	58,840	67,656

OPERATING EXPENSES

Research and development, net	3,296	3,242	7,010	6,833
Selling, marketing expenses	17,453	16,089	34,863	33,144
General, admistrative expenses	8,647	11,520	15,871	21,944
Restructuring expenses	2	541	178	1,510
Asset purchase consideration and gain on termination
of distribution agreement	-	(1,793)	101	(1,793)

Total operating expenses	29,398	29,599	58,023	61,638

Operating income	2,628	6,882	817	6,018

Other income, net	65	-	65	-
Financing expenses	5,324	4,239	8,820	7,403

Income (Loss) before income taxes	(2,631)	2,643	(7,938)	(1,385)

Income tax expense	507	1,278	950	2,294

NET GAIN (LOSS)	$(3,138)	$1,365	$(8,888)	$(3,679)

BASIC AND DILUTED GAIN (LOSS) PER SHARE

Net gain (loss) per share	$(0.08)	$0.04	$(0.24)	$(0.10)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	37,322	37,283	37,321	37,282

Diluted		37,481

LUMENIS LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three month ended June 30, 2005	For the Three month ended June 30, 2004	For the Six months ended June 30, 2005	For the Six months ended June 30, 2004
	Unaudited		Unaudited

CASH FLOWS - OPERATING ACTIVITIES

Net Income (loss) for the period	$(3,138)	$1,365	$(8,888)	$(3,679)

Income and expenses not affecting operating cash-flows:

Depreciation and amortization	2,714	3,176	5,473	6,495
Amortization of stock-based compensation	309	43	746	443
Amortization of other long-term assets	985	1,112	1,969	2,119
Gain from sale of equity security	(65)	-	(65)	-
Other	104	144	(41)	(504)
Gain from termination of distribution agreement	-	(1,793)	-	(1,793)
Changes in operating assets and liabilities:
Decrease in trade receivables	814	3,364	4,469	10,345
Decrease (increase) in prepaid expenses and other receivables	1,376	120	1,326	(2,832)
Decrease (increase) in inventories	(1,556)	5,473	(4,997)	2,268
Decrease in accounts payable, accrued expenses and other
long-term liabilities	(1,751)	(6,389)	(5,467)	(3,470)

Net-cash - operating activities	(208)	6,615	(5,475)	9,392

CASH FLOWS - INVESTING ACTIVITIES
Purchase of fixed assets, net	(599)	(527)	(1,496)	(675)
Proceeds from sale of distribution rights	-	1,745	-	1,745
Proceeds from sale of an investment in Equity security	219	-	219	-

Net-cash - investing activities	(380)	1,218	(1,277)	1,070

CASH FLOWS - FINANCING ACTIVITIES
Proceeds from exercise of options	-	-	3	6
Increase (decrease) in long-term loans, net	-	-	-	(51,604)
Increase (decrease) in current maturities of long term loans, net	(941)	(9,487)	1,409	39,670

Net-cash - financing activities	(941)	(9,487)	1,412	(11,928)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,529)	(1,654)	(5,340)	(1,466)
CASH AND CASH EQUIVALENTS AT THE BEGINNING
OF THE PERIOD	14,253	18,389	18,064	18,201

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$12,724	$16,735	$12,724	$16,735